Exhibit 5.1

São Paulo, February 4, 2022.

BRF S.A.

Rua Jorge Tzachel, 475, Bairro Fazenda

Cidade de Itajaí, Santa Catarina

Brasil

Re.:	BRF S.A.

Ladies and Gentlemen,

1. We have acted as Brazilian special counsel to BRF S.A (“Company”) in connection with the preparation and filing by the Company of an automatic shelf registration statement, pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 with the United States Securities and Exchange Commission (the “Registration Statement”), with respect to the offering and sale of 270,000,000 common shares of the Company, including 11,250,000 common shares represented by American depositary shares, each representing one common share of the Company (“Shares”).

2. We have not undertaken any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares and is not to be relied upon in respect of any other matter.

3. For the purposes of giving this opinion we have examined or relied upon: (a) an electronic copy of the Registration Statement filed with the United States Securities and Exchange Commission as of the date hereof; (b) an electronic copy of the preliminary prospectus supplement to the Registration Statement, dated January 18, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the "Preliminary Prospectus Supplement"); (c) an electronic copy of the final prospectus supplement to the Registration Statement, dated February 1, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the "Final Prospectus Supplement" and, together with the Preliminary Prospectus Supplement, the "Prospectus Supplements"); (d) an executed copy of the International Underwriting and Placement Facilitation Agreement, dated February 1, 2022 by and between the Company and the several international underwriters named therein (the "Underwriting Agreement"); and (d) a copy of the Company’s bylaws as in effect on the date hereof.

4. In giving this opinion, we have assumed: (a) without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents we have examined; (b) that the Registration Statement and any amendments or supplements thereto, including the Prospectus Supplements (and any of the documents incorporated by reference therein) are effective and comply with all applicable laws at the time the Shares have been offered as contemplated by the Registration Statement, including the Prospectus Supplements; (c) the Shares have been be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of the Underwriting Agreement, and in the manner described in and pursuant to the prospectus of the Company and the Registration Statement on Form F-3; (d) that all factual representations made in documents reviewed by us and oral and/or written information provided to us by the Company are accurate and complete and we have not carried out an independent investigation in respect of such factual matters; and (e) that, except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein. We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus Supplements or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

5. Based on the above assumptions and subject to the qualifications set out below, we are of the opinion that:

a)	the Company is a corporation duly organized, validly existing and in good standing under the laws of Brazil; and

b)	the issuance of Shares has been duly authorized and the Shares are duly and validly issued, fully-paid, delivered, and non-assessable.

6. We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement and the Prospectus Supplements under the captions “Legal Matters” and “Service of Process and Enforcement of Judgments”. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

7. This letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein, as specified above, of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this letter, even if any such development, circumstance or change may affect our legal analysis, legal conclusions, or any other matters set forth in or relating to this letter.

8. This opinion will be governed by and construed in accordance with the laws of Brazil as in effect on the date hereof.

Very truly yours,

/s/ Barbosa Müssnich & Aragão

_______________________________________

BARBOSA MÜSSNICH ARAGÃO

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